UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2009

Youbet.com, Inc.
(Exact name of registrant as specified in its charter)

xxx	0-26015	95-4627253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 West Olive Avenue, 5th floor, Burbank, CA		91505
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 668-2100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends and restates in its entirety Registrant’s Current Report on Form 8-K filed on April 17, 2009.

Item 4.01.  Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of previous independent registered public accounting firm.

(i)
On April 14, 2009, the Registrant dismissed Piercy Bowler Taylor & Kern (“PBTK”) as its independent registered public accounting firm, effective immediately.  The Registrant’s Audit Committee approved the decision to dismiss PBTK.

(ii)
The reports of PBTK on the consolidated financial statements of the Registrant for the fiscal years ended December 31, 2008 and 2007, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)
During the fiscal years ended December 31, 2008 and 2007, and for the period January 1 through April 14, 2009, there have been no disagreements between the Registrant and PBTK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PBTK, would have caused PBTK to make reference to the subject matter thereof in its report on the Registrant’s financial statements.

(iv)	During fiscal years ended December 31, 2008 and 2007, and for the period January 1 through April 14, 2009, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

(v)
The Registrant provided PBTK with a copy of the foregoing disclosure and requested PBTK to furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein.  A copy of PBTK’s letter dated April 15, 2009 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 8.01.  Other Events.

On April 16, 2009, the Registrant issued a press release stating that Jay R. Pritzker, a current director of the Registrant, will not be standing for reelection at the 2009 Annual Meeting of Stockholders.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibits
16.1	PBTK’s letter to the Securities and Exchange Commission dated April 15, 2009.
99.1	Press Release dated April 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YOUBET.COM, INC.

Dated: April 17, 2009	By:	/s/ David Goldberg
	Name:	David Goldberg
	Title:	Chief Operating Officer